UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):              May 9, 2006

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2006, the stockholders of NAVTEQ Corporation (the “Company”) approved the NAVTEQ Corporation Amended and Restated 2001 Stock Incentive Plan (the “Plan”). The Plan was previously approved by the Company’s Board of Directors, subject to stockholder approval. The Plan amends and restates the Company’s 2001 Stock Incentive Plan (i) to permit compensation payable to our named executive officers under the Plan to constitute “qualified performance-based compensation” and to, therefore, be deductible to the Company without regard to the limitations imposed by Section 162(m) of the Internal Revenue Code; (ii) to limit the number of shares of our common stock that may be issued under the Plan in respect of restricted stock, restricted stock units or other similar “full value” awards; (iii) to eliminate the automatic termination of the Plan in 2011; (iv) to limit the terms of stock options and stock appreciation rights granted under the Plan to eight years; (v) to prohibit the Company from “repricing” (without stockholder approval) stock options or stock appreciation rights granted under the Plan, (vi) to prohibit the grant of stock options or stock appreciation rights with an exercise price less than the per share fair market value of our common stock on the date of grant; and (vii) to clarify certain existing provisions of the 2001 Stock Incentive Plan.

The Plan became effective upon stockholder approval on May 9, 2006 and will continue in effect until terminated. The Board has delegated to its Compensation Committee the authority to administer the Plan with respect to our president and chief executive officer, all persons who report directly to our president and chief executive officer, our other officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, and members of our Board of Directors. The Board has delegated to Judson C. Green, the Company’s President and Chief Executive Officer, the authority to administer the Plan with respect to participants other than those within the scope of the Compensation Committee’s authority. The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, stock purchase rights, other stock-based awards, or any combination of the foregoing, to the Company’s employees, officers, directors and consultants. The maximum aggregate number of shares that may be granted under the Plan is 16,428,571; provided, however, to the extent an option, stock appreciation right, or other type of award expires, terminates or is cancelled or forfeited for any reason, or to the extent an award is settled in cash, the shares subject to that award will again be available for grant under the Plan. The maximum aggregate number of shares for which awards may be granted under the Plan to any one individual is 2,000,000.

The Company will use the stock-based incentives available under the Plan to assist the Company in attracting, retaining and awarding officers, employees, directors and consultants and to closely align the interests of such individuals with those of the Company’s stockholders.

The foregoing description summarizes the terms of the Plan. Since it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the Plan, see a  copy of the Plan, which is attached as Appendix A to the Company’s Proxy Statement on Schedule 14A for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 31, 2006. The Plan is also filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	NAVTEQ Corporation Amended and Restated 2001 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: May 10, 2006	By:	/s/ David B. Mullen
David B. Mullen
Executive Vice President and
Chief Financial Officer

Index of Exhibits

Exhibit Number	Description

10.1	NAVTEQ Corporation Amended and Restated 2001 Stock Incentive Plan